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                                                                   Exhibit 10.79


               [TIER III CHANGE IN CONTROL SEVERANCE AGREEMENT]



                              SCPIE HOLDINGS INC.
                       1888 Century Park East, Suite 800
                         Los Angeles, California 90067






                               December __, 2000


[Executive]
c/o SCPIE Management Company
1888 Century Park East, Suite 800
Los Angeles, California 90067

Dear [Executive]:

          SCPIE Holdings Inc. (the "Corporation") considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel. In connection with this, the Corporation's Board of Directors (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Corporation may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Corporation and its shareholders.

          The Board has decided to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without the distraction arising from the possibility of a change in control of the Corporation.

          In order to induce you to remain in the employ of the Corporation or any of its affiliates (collectively, the "Company"), the Corporation hereby agrees that after this letter agreement (this "Agreement") has been fully executed, you shall receive the severance benefits set forth in Section 5 of this Agreement in the event your employment with the Company is terminated under the circumstances described in Section 4 of this Agreement subsequent to a Change in Control (as defined in Section 2).

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          1.   Term of Agreement. This Agreement shall commence on the date
               -----------------
hereof and shall continue in effect through December 31, 2003; provided, however, that commencing on January 1, 2001 and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided, further, that if a Change in Control (as defined in Section 2), occurs during the original or any extended term of this Agreement, the term of this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred.

          2.   Change in Control.
               -----------------

          No benefits shall be payable under Section 4 of this Agreement unless there has been a Change in Control. For purposes of this Agreement, a Change in Control shall be deemed to occur if:

          (a) any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities ("Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in
Control: (i) any acquisition by the Corporation or any corporation controlled by the Corporation, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iii) any acquisition by a Person of 20% of the Outstanding Corporation Voting Securities as a result of an acquisition of common stock of the Corporation by the Corporation which, by reducing the number of shares of common stock of the Corporation outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Outstanding Corporation Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of the Outstanding Corporation Voting Securities by reason of a share acquisition by the Corporation as described above and shall, after such share acquisition by the Corporation, become the beneficial owner of any additional shares of common stock of the Corporation, then such acquisition shall constitute a Change in Control;

          (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Corporation to effect a transaction described in Sections 2(a), (c), (d) or (e)) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was

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previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

          (c) the consummation by the Corporation of a merger or consolidation of Corporation with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 20% of the Outstanding Corporation Voting Securities shall not constitute a Change in Control;

          (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation; or

          (e) the consummation of an agreement (or agreements) providing for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets other than a sale or disposition which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Corporation or such surviving entity outstanding immediately after such sale or disposition.

          3.   Accelerated Vesting Upon a Change in Control.
               --------------------------------------------

          Notwithstanding any provisions of the Company's stock option plans, incentive plans, or other similar plans, all outstanding options ("Options"), if any, granted to you under any of the Company's stock option plans, incentive plans, or other similar plans (or options substituted therefor covering the stock of a successor corporation) shall become fully vested and exercisable immediately prior to the Change in Control as to all shares of stock covered thereby, and the restricted period with respect to any restricted stock or any other equity award granted to you thereunder shall lapse and such shares shall be distributed to you immediately prior to the Change in Control, unless it would adversely affect the Corporation's ability to use pooling of interest accounting in a Change in Control transaction in which such accounting is intended to be used.

          4.   Termination of Employment Following a Change in Control.
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          (a)  General. During the term of this Agreement, if any of the events
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described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 5(c) upon the subsequent termination of your employment, provided that such termination occurs during the term of this Agreement and within the two (2) year period immediately following the date of such Change in Control, unless such termination is (i)

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because of your death or Disability (as defined in Section 4(b)), (ii) by the
Company for Cause (as defined in Section 4(c)), or (iii) by you other than (1) for Good Reason (as defined in Section 4(d)), or (2) in a Covered Resignation (as defined in Section 4(e)). In the event that you are entitled to such benefits, such benefits shall be paid notwithstanding the subsequent expiration of the term of this Agreement.

          (b)  Disability. If, as a result of your incapacity due to physical or
               ----------
mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

          (c)  Cause. Termination by the Company of your employment for
               -----
"Cause" shall mean termination (i) upon your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after your issuance of a Notice of Termination (as defined in Section 4(f) for Good Reason), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (ii) upon your willful and continued failure to substantially follow and comply with the specific and lawful directives of the Board, as reasonably determined by the Board (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after your issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (iii) upon your willful commission of an act of fraud or dishonesty resulting in material economic or financial injury to the Company, or (iv) upon your willful engagement in illegal conduct or gross misconduct, in each case which is materially and demonstrably injurious to the Company. For purposes of this Section 4(c), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith. Notwithstanding the foregoing, you shall not be deemed terminated for Cause pursuant to Sections 4(c)(i), (ii) or (iv) hereof unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you, an opportunity for you, together with your counsel, to be heard before the Board and a reasonable opportunity to cure), finding that in the Board's good faith opinion you were guilty of conduct set forth above in this Section 4(c) and specifying the particulars thereof in reasonable detail.

          (d)  Good Reason. You shall be entitled to terminate your employment
               -----------
for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of any of the following

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circumstances unless, in the case of Sections 4(d)(i), (v), (vi), or (vii), such circumstances are fully corrected (provided such circumstances are capable of correction) prior to the Date of Termination (as defined in Section 4(g)) specified in the Notice of Termination given in respect thereof:

               (i) the assignment to you of any duties inconsistent with the position in the Company that you held immediately prior to the Change in Control, a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control, or any other action by the Company that results in a material diminution in your position, authority, duties or responsibilities;

               (ii) the Company's reduction by more than 10% of your annual total compensation as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the relocation of the Company's offices at which you are principally employed immediately prior to the date of the Change in Control (your "Principal Location") which results in the one-way commuting distance for you increasing by more than thirty (30) miles from such location, or the Company's requiring you, without your written consent, to be based anywhere other than your Principal Location, except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

               (iv) the Company's failure to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days after the date such compensation is due;

               (v) the Company's failure to continue in effect any material compensation or benefit plan in which you participate immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Company's failure to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;

               (vi) the Corporation's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

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               (vii)  any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
     Section 4(f) hereof (and, if applicable, the requirements of Section 4(c) hereof), which purported termination shall not be effective for purposes of this Agreement.

Your right to terminate your employment pursuant to this Section 4(d) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination by you that Good Reason exists shall be presumed correct and shall be binding upon the Corporation.

          (e)  Voluntary Termination and Covered Resignation. You shall be
               ---------------------------------------------
entitled to voluntarily terminate your employment for any reason or no reason at any time after a Change in Control. Any such termination which occurs within the thirty (30)-day period following the first anniversary of the occurrence of a Change in Control (a "Covered Resignation") shall constitute a resignation which entitles you to receive benefits under this Agreement.

          (f)  Notice of Termination. Any purported termination of your
               ---------------------
employment by the Company or by you (other than termination due to death which shall terminate your employment automatically) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (g)  Date of Termination, Etc. "Date of Termination" shall mean (a) if
               ------------------------
your employment is terminated due to your death, the date of your death; (b) if your employment is terminated for "Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and (c) if your employment is terminated pursuant to Section 4(c), Section 4(d) or Section 4(e) or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason or in connection with a Covered Resignation shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given).

          5.   Compensation Upon Termination or During Disability Following A
               --------------------------------------------------------------
               Change in Control.
               -----------------

          Following a Change in Control during the term of this Agreement, you shall be entitled to the benefits described below during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement and within the two (2) year period immediately following the date of such

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Change in Control. The benefits to which you are entitled, subject to the terms and conditions of this Agreement, are:

          (a) During any period during which you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 4(b) hereof. Thereafter, or in the event your employment is terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (b) If your employment shall be terminated (i) by the Company for Cause or (ii) by you other than for Good Reason or pursuant to a Covered Resignation, the Corporation shall pay you (1) your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, (2) the unpaid portion, if any, of any annual bonus for any prior year, and (3) all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

          (c) If your employment by the Company shall be terminated by you for Good Reason or by the Company other than for Cause or Disability, then you shall be entitled to the benefits provided below:

                    (i) the Corporation shall pay to you (1) your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in Section 5(e), (2) the unpaid portion, if any, of any annual bonus, plus an amount equal to your targeted annual bonus, pro rated from January 1 of the termination year through the Date of Termination, and (3) all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due;

                    (ii) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time specified in Section 5(e), a lump sum severance payment (the "Severance Payment") equal to the sum of your annual base salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater, and your targeted annual bonus as in effect as of the Date of Termination or the average annual bonus received by you with respect to the three (3) years immediately prior to the Change in Control, whichever is greater;

                    (iii) for a period of one (1) year, the Corporation shall continue to provide you and your eligible family members, based on the cost sharing

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                    arrangement between you and the Company on the date of the
                    Change in Control, with medical and dental health benefits at least equal to those which would have been provided to you and them if your employment had not been terminated or, if more favorable to you, as in effect generally at any time thereafter, provided, however, that if you become re-employed with another employer and are eligible to receive medical and dental health benefits under another employer's plans, the Corporation's obligations under this Section 5(c)(iii) shall be reduced to the extent comparable benefits are actually received by you, and any such benefits actually received by you shall be reported to the Corporation. In the event you are ineligible under the terms of such benefit plans or programs to continue to be so covered, in such event, the Corporation shall provide you with substantially equivalent coverage through other sources or will provide you with a lump sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to you of providing yourself such benefit coverage. At the termination of the benefits coverage under the second preceding sentence, you, your spouse and your dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if you had terminated employment with the Company on the date such benefits coverage terminates. The lump sum shall be determined on a present value basis using the interest rate provided in Section 1274(b)(2)(B) of the Code on the Date of Termination;

                              (iv) for a period of two (2) years following the
                    Date of Termination, the Corporation shall, at its sole expense as incurred, provide you with outplacement services, the scope and provider of which shall be selected by you in your sole discretion, at an aggregate cost to the Corporation not to exceed twenty five percent (25%) of your annual base salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater;

                              (v) you shall be fully vested in your accrued benefits under any qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plans maintained by the Company for your benefit, except to the extent that the acceleration of vesting of such benefits would violate any applicable law or require the Corporation to accelerate the vesting of the accrued benefits of all participants in such plan or plans, in which case the Corporation may elect to pay you a lump sum payment at the time specified in Section 5(e) in an amount equal to the value of such unvested accrued benefits in lieu of accelerating the vesting of your benefits, plus the Corporation shall pay to you an amount equal to the amount the Company would have contributed to your account under the Company's 401(k) plan as a matching contribution had you remained

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                    employed by the Company for three (3) years after your Date of Termination and had you made the maximum elected deferral contributions;

                              (vi)   the Corporation shall furnish you for six
                    (6) years following the Date of Termination (without reference to whether the term of this Agreement continues in effect) with directors' and officers' liability insurance insuring you against insurable events which occur or have occurred while you were a director or officer of the Company, such insurance to have policy limits aggregating not less than the amount in effect immediately prior to the Change in Control, and otherwise to be in substantially the same form and to contain substantially the same terms, conditions and exceptions as the liability insurance policies provided for officers and directors of the Company in force from time to time, provided, however, that such terms, conditions and exceptions shall not be, in the aggregate, materially less favorable to you than those in effect on the date hereof; provided, further, that if the aggregate annual premiums for such insurance at any time during such period exceed one hundred and fifty percent (150%) of the per annum rate of premium currently paid by the Company for such insurance, then the Corporation shall provide the maximum coverage that will then be available at an annual premium equal to one hundred and fifty percent (150%) of such rate;

                              (vii) in any situation where under applicable law the Corporation has the power to indemnify (or advance expenses to) you in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys' fees) of any nature related to or arising out of your activities as an agent, employee, officer or director of the Company or in any other capacity on behalf of or at the request of the Company, the Corporation shall promptly on written request, indemnify (and advance expenses to) you to the fullest extent permitted by applicable law, including but not limited to making such findings and determinations and taking any and all such actions as the Corporation may, under applicable law, be permitted to have the discretion to take so as to effectuate such indemnification or advancement. Such agreement by the Corporation shall not be deemed to impair any other obligation of the Corporation respecting your indemnification otherwise arising out of this or any other agreement or promise of the Corporation or under any statute; and

                              (viii) if by reason of Section 280G of the Code
                    any payment or benefit received or to be received by you in connection with a Change in Control or the termination of your employment (whether payable pursuant to the terms of this Agreement ("Contract Payments") or any other plan, arrangements or agreement with the Corporation or an Affiliate (as defined below) (collectively with the Contract Payments, "Total Payments")) would not be deductible (in whole or part) by the Corporation, an Affiliate or other person making such

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               payment or providing such benefit, then the Severance Payment shall be reduced (to zero if necessary) and, if the Severance Payment is reduced to zero, other Contract Payments shall be reduced (to zero if necessary) and, if Contract Payments are reduced to zero, other Total Payments shall be reduced (to zero if necessary) until no portion of the Total Payments is not deductible by reason of Section 280G of the Code. For purposes of this limitation, (a) no portion of the Total Payments the receipt or enjoyment of which you shall have effectively waived in writing prior to the date of payment of the Severance Payment shall be taken into account; (b) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Corporation's independent auditors and acceptable to you does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (without regard to subsection (A)(ii) thereof); (c) the Severance Payment (and, thereafter, other Contract Payments and other Total Payments) shall be reduced only to the extent necessary so that the Total Payments in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (b); and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of this Section 5(c)(viii), the term "Affiliate" means the Corporation's successors, any Person whose actions result in a Change in Control or any corporation affiliated (or which, as a result of the completion of the transactions causing a Change in Control shall become affiliated) with the Corporation within the meaning of Section 1504 of the Code.

               (d) If your employment by the Company shall be terminated by you pursuant to a Covered Resignation, then you shall be entitled to the benefits provided for in Section 5(c) except that (i) the severance benefits provided in
Section 5(c)(ii) shall be fifty percent (50%) of benefit provided therein, and
(ii) the medical and dental benefits provided in Section 5(c)(iii) shall be for a maximum period of six (6) months.

               (e)  The payments provided for in Sections 5(c)(i), (ii),
(iii) and 5(d) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation

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to you, payable on the fifth day after demand by the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (f) You shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise nor, except as provided in Section 5(c)(iii), shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise.

          6.   Successors; Binding Agreement.
               ------------------------------

          (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to terminate your employment and receive compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Unless expressly provided otherwise, "Corporation" as used herein shall mean the Corporation as defined in this Agreement and any successor to its business and/or assets as aforesaid.

          (b) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

          7.   Notice. For the purpose of this Agreement, notices and all other
               ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          8.   Confidentiality and Non-Solicitation Covenants.
               ----------------------------------------------

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          (a)  Confidentiality. You hereby agree that commencing on the Date of
               ---------------
Termination, you shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). You agree that, upon termination of your employment with the Company, all Confidential Information in your possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Corporation and shall not be retained by you or furnished to any third party, in any form except as provided herein; provided, however, that you shall not be obligated to treat as confidential, or return to the Corporation copies of any Confidential Information that (i) was publicly known at the time of disclosure to you, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity, or (iii) is lawfully disclosed to you by a third party. As used in this Agreement, the term "Confidential Information" means: information disclosed to you or known by you as a consequence of or through your relationship with the Company, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company.

          (b)  Non-Solicitation. You hereby agree that, for the period
               ----------------
commencing on the Date of Termination and terminating on the first anniversary thereof, you shall not, either on your own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 8(b).

          9.   Governing Law. The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed on a non-exclusive basis by the laws of the State of California without giving effect to its conflicts of laws rules.

          10.  Joint and Several Liability. Any successors or assigns shall be
               ---------------------------
jointly and severally liable with the Corporation under this Agreement.

          11.  Miscellaneous. No provision of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. Any obligations of the Corporation under Sections 5 and 6 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

          12.  Severability. The invalidity or unenforceability of any provision
               ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13.  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          14.  Arbitration; Dispute Resolution, Etc.
               ------------------------------------

          (a)  Arbitration Procedure. Any disagreement, dispute, controversy or
               ---------------------
claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by the JAMS/Endispute in Los Angeles, California in accordance with its then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, you and the Corporation shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event you and the Corporation cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither you nor the Corporation nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings under this Section 14. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. For purposes of jurisdiction and venue, the Corporation hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which you reside at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper. The Corporation shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by you to present your case.

          (b)  Compensation During Dispute, Etc. Your compensation during any
               ---------------------------------
disagreement, dispute, controversy, claim, suit, action or proceeding (collectively, a "Dispute") arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows. If there is a termination of your employment with the Company after a Change in Control followed by a Dispute as to whether you are entitled to the payments and other benefits provided under this Agreement, then, during the period of that Dispute the Corporation shall pay you fifty percent (50%) of the amount specified in Sections 5(c)(i) and 5(c)(ii) hereof, and the Corporation shall provide you with the other benefits provided in Section 5(c) of this Agreement, if, but only if, you agree in writing that if the Dispute is resolved against you, you shall promptly refund to the Corporation all payments you receive under Sections 5(c)(i) and 5(c)(ii) of this Agreement plus interest at the rate provided in
Section 1274(d) of the Code, compounded quarterly. If the Dispute is resolved in your favor, promptly after resolution of the dispute the Corporation shall pay you the sum that was withheld during the period of the Dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

          (c)  Legal Fees. In addition to all other amounts payable to you under
               ----------
this Agreement, the Corporation shall pay to you all legal fees and expenses incurred by you in connection with any Dispute arising out of or relating to this Agreement or the interpretation thereof (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or in seeking to obtain or enforce any right or benefit provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder), regardless of the outcome of such proceeding; provided, however, that in the event you commence such action, you shall not be entitled to recover such fees and costs if the court determines that you brought the claim in bad faith or the claim was frivolous. Any attorney's fees incurred by you shall be paid by the Corporation in advance of the final disposition of such action or challenge, as such fees and expenses are incurred; provided, however, that you agree to repay such amounts, net of any income taxes paid or payable by you with respect to such amounts, if such amounts are incurred in connection with an action commenced by you if it is ultimately determined by the court that you brought such action in bad faith or the claim was frivolous.

          15.  At-Will Employment. Nothing in the foregoing diminishes or alters
               ------------------
the Company's policy of at-will employment for all employees, where both the Company and you may terminate the employment relationship at any time and for any reason, with or without cause or notice.

          16.  Entire Agreement. This Agreement sets forth the entire agreement
               ----------------
of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior severance agreements, is hereby terminated and cancelled. Any of your rights hereunder shall be in addition to any rights you may otherwise have under benefit plans or agreements of the Company to which you are a party or in which you are a participant, including, but not limited to, any Company sponsored employee benefit plans and stock options plans. Provisions of this Agreement shall not in any way abrogate your rights under such other plans and agreements.

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.

                                            Sincerely,

                                            SCPIE HOLDINGS INC.



                                            By: ______________________________

                                            Its:______________________________

Agreed to this __ day
of December, 2000.



___________________________
[Executive]